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                                                                   EXHIBIT 10.14




          Written Description of Compensatory Plan for Robert J. Herman

                 Samuels Jewelers, Inc.'s Vice President Finance

         On May 21, 2001 The Company entered into an employment arrangement with Robert Herman making him Vice President Finance. The arrangement called for a base salary of $110,000 annually with two guaranteed bonuses equal to one third of his base salary payable in December 2001 and June 2002. His arrangement also provided for the granting of 25,000 options for common stock of the Company with a strike price of $.60 per share.